Consulting Group Capital Markets Funds
Form N-SAR for the Six Months Ended August 31, 2010

Sub-Item 77D:  Policies with respect to security investments

Incorporated by reference to the supplement to the Trust’s Prospectus and Statement of Additional Information filed pursuant to Rule 497 under the Securities Act of 1933, as amended, with respect to the Trust, on September 23, 2010.

Incorporated by reference to the supplement to the Trust’s Prospectus and Statement of Additional Information filed pursuant to Rule 497 under the Securities Act of 1933, as amended, with respect to the Trust, on June 8, 2010.